As filed with the Securities and Exchange Commission on May 16, 1997.

                                                      Registration No. _________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                             ECO SOIL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           Nebraska                                      47-0709577
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

   10890 Thornmint Road, Suite 200
   San Diego, California, California                         92127
(Address of principal executive offices)                   (Zip code)

                              --------------------

                             1992 STOCK OPTION PLAN
                                       AND
                        1996 DIRECTORS' STOCK OPTION PLAN
                              (Full title of plans)

                             ----------------------

William B. Adams                                    Copy to:
Eco Soil Systems, Inc.                              Kenneth L. Cutler, Esq.
10890 Thornmint Road, Suite 200                     Dorsey & Whitney LLP
San Diego, California 92127                         220 South Sixth Street
(Name and address of agent for service)             Minneapolis, Minnesota 55402
(619) 675-1660
(Telephone number, including area code, of agent for service)

                              --------------------


                                 CALCULATION OF REGISTRATION FEE
====================================================================================================
                                            Proposed              Proposed
Title of each class                     Maximum Offering          Maximum
of Securities to be    Amount to be          Price           Aggregate Offering        Amount of
    registered          registered        per Unit(1)             Price(1)          Registration Fee
----------------------------------------------------------------------------------------------------
   Common Stock
 ($.005 par value)       960,000             $5.00              $3,550,774.50            $1,076
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(b)(1). The proposed maximum offering price has been calculated as follows: options to purchase 853,100 shares have been issued with a weighted average stock exercise price of $3.52; and the stock exercise price of options with respect to 106,900 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on May 15, 1997.



PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed by Eco Soil Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

                  (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated January 14, 1997, and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Company's Amended and Restated Articles of Incorporation limit the liability of its directors to the full extent permitted by the Business Corporation Act as currently in effect in Nebraska. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions under Section 21-2046 of the Nebraska Business Corporation Act, or
(iv) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Company's Amended and Restated Articles of Incorporation.

                  The Business Corporation Act as currently in effect in Nebraska and the Company's Bylaws require that the Company indemnify any director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because of his or her status as a director or officer of the Company, against reasonable expenses incurred by such director or officer in connection with the proceeding. "Proceeding" means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitration or investigative, and whether formal or informal. Reference is made to the detailed terms of the Nebraska mandatory indemnification statutes (Neb. Rev. Stat. ss. 21-20,102 to 21-20,111) for a complete statement of such indemnification rights. The Company's Bylaws require the Company to provide indemnification to directors and officers to the fullest extent allowed by the Nebraska indemnification statutes.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Amended and restated Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form SB-2, dated November 8, 1996, as amended on December 2, 1996, December 19, 1996, January 10, 1997 and January 16, 1997 (File No. 333-15883)).

         4.2 Amended Bylaws of the Company (incorporated by reference to The Company's Registration Statement on Form SB-2, dated November 8, 1996, as amended on December 2, 1996, December 19, 1996, January 10, 1997 and January 16, 1997 (File No. 333-15883)).

         5.1 Opinion of Dorsey & Whitney LLP, including as an exhibit an opinion and consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Bigelow & Company, CPA, P.C.

         23.3 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above).


Item 9.  Undertakings.

A.  Post-Effective Amendments.

                  The undersigned issuer hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of March, 1997.

                                             ECO SOIL SYSTEMS, INC.


                                             By: /s/ William B. Adams
                                                 ------------------------------
                                                 William B. Adams
                                                 Chairman of the Board and
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:


Signature                   Title                                 Date
---------                   -----                                 ----

/s/ William B. Adams        Chairman of the Board                 March 19, 1997
-------------------------   and Chief Executive Officer
William B. Adams            (principal executive officer)


/s/ L. Jean Dunn, Jr.       Chief Financial                       March 19, 1997
-------------------------   Officer (principal financial
L. Jean Dunn, Jr.           and accounting officer)


/s/ Jeffrey A. Johnson      President, Chief Operating Officer,   March 19, 1997
-------------------------   Secretary and Director
Jeffrey A. Johnson


/s/ Douglas M. Gloff        Executive Vice President              March 19, 1997
-------------------------   and Director
Douglas M. Gloff


/s/ Bradley K. Edwards      Director                              March 19, 1997
-------------------------
Bradley K. Edwards


/s/ S. Bartley Osborn       Director                              March 19, 1997
-------------------------
S. Bartley Osborn


/s/ William S. Potter       Director                              March 19, 1997
-------------------------
William S. Potter



                                  EXHIBIT INDEX

Exhibit
Number      Exhibit                                                       Page
------      -------                                                       ----

4.1 Amended and restated Articles of Incorporation of the Company (incorporated by reference to the Company's
            Registration Statement on Form SB-2, dated November 8, 1996, as amended on December 2, 1996, December 19, 1996, January 10, 1997 and January 16, 1997 (File No. 333-15883)).

4.2 Amended Bylaws of the Company (incorporated by reference to The Company's Registration Statement on Form SB-2, dated November 8, 1996, as amended on December 2, 1996, December 19, 1996, January 10, 1997 and January 16, 1997 (File No.
            333-15883)).

5.1 Opinion of Dorsey & Whitney LLP, including as an exhibit an opinion and consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C.

23.1        Consent of Ernst & Young LLP, Independent Auditors.

23.2        Consent of Bigelow & Company, CPA, P.C.

23.3 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above).